Exhibit 10.45

At its meeting on September 22, 2010, the Compensation, Nominating and Governance Committee of City National Corporation approved the following with respect to Brian Fitzmaurice:

Base Salary:	$400,000, effective October 1, 2010

Stock grant:	Restricted Shares:	20,000
	Stock Options:	17,000
	Normal vesting schedule

Incentive Bonus:	For 2010, bonus of $400,000 guaranteed

	To be paid under the terms of the Executive Committee Bonus Plan, Variable Bonus Plan or other appropriate executive bonus plan

Auto Allowance:	Continue at $1,000 / Month